                                                                   EXHIBIT 10.63

                                                          UNOFFICIAL TRANSLATION
BANCO
SANTANDER
PUERTO RICO
________________________________________________________________________________

                              October 10, 1995



FIRST FINANCIAL CARIBBEAN
CORPORATION
Avenida F.D. Roosevelt 1159
Puerto Nuevo, Puerto Rico  00920

Attention:       Mario S. Levis
                 Vice president and Treasurer


Dear Mr. Levis:

         We are pleased to inform you that in acceptance of your request Banco Santander Puerto Rico (the "Bank") has granted to FIRST FINANCIAL CARIBBEAN CORPORATION (the "Borrowing Corporation") a loan for the amount of NINE MILLION EIGHT HUNDRED AND EIGHTY-FIVE THOUSAND DOLLARS ($9,885,000.00), according to the terms and conditions indicated below:

I.       THE LOAN

                 A -     QUANTITY:

                 The loan will be for the amount of NINE MILLION EIGHT HUNDRED AND EIGHTY-FIVE THOUSAND DOLLARS ($9,885,000.00).

                 B -     TERM:

                 The loan will be for the term of one (1) year to commence on the day of the first disbursement. The Loan will be evidenced by a note subscribed by the Borrowing Corporation to the order of Banco Santander Puerto Rico, which will evidence the amount disbursed, the interest rate to be charged and other terms and conditions customary in this type of transaction.

                 C -     INTEREST:

                 The loan will accrue interest at the rate of eight point five percent (8.5%) per annum. Interest will
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                                      -2-

                 be paid on a monthly basis at the Bank's principal office. The loan will accrue interest at the same rate in the case of any delay in payment.

                 D -     PURPOSE:

                 The loan will be used by the Corporation working capital purposes.

                 E -     WARRANTIES:

                 The loan will be guaranteed by the assignment of several subordinated certificates of C.M.O.'s with an outstanding principal amount of $10,980,065.00, a copy of which are attached hereto as Exhibit "A".

                 F -     OTHER CONDITIONS:

                 The Borrowing Corporation will provide to the Bank quarterly appraisals conducted by independent appraisers acceptable to the Bank of the assigned securities, and under circumstances where the appraised values are lower than the outstanding principal amount of the loan, it will pay principal on the loan in an amount equal to the difference. When the Bank receives the payment of principal on the assigned securities, it will credit Ninety Percent (90%) of the amount received to the principal of the loan, and the difference, or the Ten Percent (10%) remaining, will be sent to the Borrowing Corporation.

                 This transaction limits the availability of the Line of Credit granted by the Bank to the Borrowing Corporation under the Contract executed on September 8, 1995, and the line of credit is hereby reduced to Twenty Million One Hundred and Fifteen Thousand Dollars ($20,115,000.00).

II.      REPRESENTATIONS AND WARRANTIES

                 To induce the BANK to enter into and perform this Contract and to grant the credit facility requested, the Borrowing Corporation makes the following representations and warranties to the BANK, all of which shalll remain effective after the execution of this Contract and all other documents incorporated hereunder or related hereto.

         A -     ORGANIZATION, AUTHORITY, QUALIFICATION OF COMPANIES, ETC.
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                                      -3-

                 1-       The Borrowing Corporation is duly organized and
                 validly existing under the laws of the Commonwealth of Puerto Rico.

                 2-       The Borrowing Corporation has full corporate power
                 and authority to own its property and assets, to carry on its business, and to attain its purposes, and it is duly authorized to do business in the Commonwealth of Puerto Rico.

                 3-       The Borrowing Corporation has the authority to enter
                 into and perform this Contract, to borrow money under this Contract and to execute all the legal documents necessary and related to this credit transaction.

         B-      AUTHORITY FOR THE LOAN.

                 The execution, completion and specific performance of this Contract, the disbursements done according to it, and the execution and delivery of all other legal documents have been duly authorized in compliance with all legal requirements and do not violate any laws, orders, or resolutions entered by any court or any administrative agency, any covenant of any contract or agreement to which the Borrowing Corporation is a party or upon which the Borrowing Corporation is bound or any of its assets are pledged; nor are they in conflict with, or in violation of, or could they constitute a breach (upon due notice and/or passage of time) of any such contract or agreement.

         C-      FINANCIAL CONDITION.

                 The Borrowing Corporation has disclosed to the BANK financial information which it assures, represents and warrants that, to its best knowledge, is true, correct and complete, assuring also to the BANK that to this date no adverse material change has occurred which affects or could detrimentally affect the information disclosed.

         D-      LITIGATION.

                 The Borrowing Company is not subject to any arbitration proceeding, suit or any other judicial action in law or equity in any court or administrative agency, local or federal, which according to its knowledge could materially adversely affect or threaten to affect the Corporation or which could
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                                      -4-

                 materially adversely affect its financial condition.

         E-      TAXES.

                 The Borrowing Corporation has complied with its tax obligations in a timely manner and all such obligations have been performed according to the judgment of its corporate officials or the Borrowing Corporation has established sufficient reserves for the payment of its tax obligations.

         F-      TITLE TO PROPERTY:

                 The Borrowing Corporation has and will have title to all assets granted collateral guarantee to the Bank and of the assets listed on the corporate financial statements delivered to the Bank to induce it to execute this credit facility.

         G-      CONTRACTS.

                 The Borrowing Corporation has performed and complied with all obligations contained in any contract or document to which it is a party.

                 The Borrowing Corporation represents and warrants to the Bank that this Contract and all its related legal documents, upon their execution, will become valid and binding obligations, enforceable against the Corporation according to their respective terms.

III.     CONDITIONS PRECEDENT TO LOAN

         The BANK's obligation to make the disbursement under this Contract is subject to the following conditions:

         A-      REPRESENTATIONS AND WARRANTIES.

                 At the time of the disbursement under this Contract the representations and warranties made under Article II which are of a continuing nature shall be true and correct and be as valid as when they were originally made.

         B-      PERFORMANCE.

                 At the time of each and every disbursement made pursuant to this Contract, the Borrowing Corporation shall have until then faithfully performed and complied with all covenants, agreements and condi-
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                                      -5-

                 tions of this Contract, and must also verify that no event of default listed on Article VI of this Contract has ocurred or is occurring, and that no event has ocurred or is occurring which, with the giving of notice or the lapse of time or both, would constitute an event of default.

         C-      DELIVERY OF REQUIRED DOCUMENTS.

                 On or before the disbursement of the credit facility granted hereby, the BANK shall have received from the Borrowing Corporation the following documents:

                 1) copy certified under oath of a Certificate executed by the Board of Directors of the Borrowing Corporation authorizing the execution of this Contract and all supplemental documents hereto, including a certificate of the incumbency and authority of the corporate officials authorized to execute this Contract and all supplemental documents;

                 2) a legal opinion of Pietrantoni, Mendez & Alvarez stating that the assets offered as guarantee on this loan are freely assignable and that such assignment does not violate any local and/or federal laws or regulations relating to the transfer or pledge of such assets as contemplated on this Contract;

                 3) any other document which the Bank or the Bank's legal counsel may reasonably require.

IV.      AFFIRMATIVE COVENANTS

         The Borrowing Corporation covenants and agrees as of the date hereof and until the full payment and discharge of the principal of and interest on the loan and any other outstanding obligations with the BANK, unless the BANK shall otherwise consent in writting, as follows:

         A-      CORPORATE EXISTENCE.

                 It will do all things necessary to preserve and keep in full force and effect its corporate existence, its lease agreements, rights and franchises and will comply with all laws necessary to preserve these; it will continue to carry on and operate its business substantially as represented to the Bank; and it will under any circumstance preserve and protect all of its property.
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                                      -6-


         B-      MAINTENANCE AND REPAIR OF PROPERTY AND EQUIPMENT.

                 It will maintain its real and personal property in use and available for use in the operation of its business; maintain such property in working order and do from time to time all necessary, ordinary or extraordinary, repairs; conduct all renovations, additions, replacements, improvements and work necessary to keep and preserve their value and their fitness for the particular functions which they serve, and prevent their alteration, transfer, destruction or utilization for any purposes other than those for which they are presently being used; allow the BANK, its agents or representatives, to inspect such property as many times as it is reasonable and comply with all the reasonable requirements which the BANK may demand as a result of such inspections; and it will not sell, alter, destroy, remove or use such properties and equipment for any purposes other than those for which they are presently being used, other than as done in the ordinary course of business. It will fully comply with all obligations under the executed Lease Agreements.

         C-      PAYMENT OF DEBT.

                 It will promptly pay all its debts and obligations according to common business practice and it will pay and discharge all taxes, assessments and governmental fees imposed upon it, as well as any other lawful claims for labor, materials and supplies upon any property, which if unpaid might become a lien or charge upon such properties or any part thereof, unless the validity thereof shall be contested in good faith.

         D-      FINANCIAL STATEMENTS.

                 It will provide to the BANK within One Hundred and Twenty
                 (120) days after the close of each fiscal year, the financial statements including an income statement with corresponding exhibits in support thereof, certified by independent certified public accountants of good professional reputation, which demonstrate the financial condition and the outcome of its operations during such accounting period.

         E-      COMPLIANCE WITH LAWS AND REGULATIONS.

                 It will duly observe the compliance with all laws, regulations or orders applicable to it and it will
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                                      -7-

                 obey all restrictions and/or limitations validly imposed by governmental authorities, local or federal, relative to the conduct of its business or to the ownership of its properties.

         F-      INSURANCE.

                 It will keep all its property, real and personal, duly insured against loss and damage by fire, lightning, hurricanes, earthquakes, flooding, explosions, strike turmoil, community turmoil and riots, vandalism, malicious destruction, airplane accidents, car accidents, and any other risk which is customary to insure against under an extended coverage policy in sufficient amounts to avoid having the Borrowing Corporation become a co-insurer according to the terms of such policies. It will keep all of its insurable property and assets duly insured against such other losses and risks as are normally insured against by companies engaged in the same business and industry.

         G-      INSPECTION OF BOOKS.

                 The Borrowing Corporation will permit the designated representative of the BANK to inspect its accounting books whenever and as many times as the BANK reasonably requests. The BANK will assume its expenses related to such inspections. It will at all times keep its records and books of account in the Commonwealth of Puerto Rico, in which books and records true and complete entries will be made of all transactions and operations performed, and it will watch over and protect such records and books to avoid their loss or destruction.

         H-      NOTIFICATION OF CLAIMS.

                 The Borrowing Corporation will notify the BANK in writing within ten (10) days following receipt of any summons or service of process relating to any action, suit or proceeding against, or which would adversely affect, the Borrowing Corporation in any governmental agency or any court in which the damages claimed exceed the maximum amount covered by any outstanding insurance policy which would relate to such claim. It will also notify the BANK of any claim, suit, litigation, or execution of judgment of any lien which affects any of its properties or in which a claim is made which could substantially or materially affect its operations,
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                                      -8-

                 business, properties, assets or its financial condition or other conditions.

         I-      EVENTS OF DEFAULT.

                 It will notify the BANK of any condition, occurrence or event which could constitute an event of default under this Contract, and/or of any other Contract which payments might have been assigned to the BANK, delivering a written certification specifying the nature of such default, the time during which it has existed and the course of action it intends to take in relation to such default. Such notification will be delivered to the BANK within the ten (10) days following the occurrence of the event of default.

         J-      PROTECTION OF LIENS.

                 It will take all actions necessary to protect and preserve the existence and validity of the guaranties offered to guarantee the credit facility granted hereby and it will promptly execute and present any declaration, document, contract or agreement that the BANK might request from time to time to perfect and preserve the offered guaranties and the terms and conditions of this Contract.

         K-      BREACH UNDER THE EXECUTED DOCUMENTS.

                 The Borrowing Corporation covenants that the breach of any of the legal documents executed will constitute a simultaneous breach of this contract and upon its occurrence, the BANK will have an immediate right to enforce any of the rights and privileges afforded by this Contract and any of its legal documents complementary to this Contract.

         L-      FAILURE TO PAY OR TO PERFORM REQUIRED ACTS.

                 If the Borrowing Corporation fails to make any payment or to perform any required act under this Contract or under any of the documents related to it, the BANK, after notifying the Borrowing Corporation, but without waiving any breach or obligation, will have the right, at its option and without any obligation to behave in the same manner in the future, to carry out such act on behalf of the Borrowing Corporation without considering the validity of such action. Any cost or amount incurred by the BANK, including but not limited to attorneys fees and interests, will constitute an
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                                      -9-

                 additional debt of the Borrowing Corporation under this Contract which shall be payable to the BANK upon request of payment. Interest on such amounts will accrue at the same rate as established by this Contract for all agreed upon obligations hereunder.

         M-      DEFAULT UNDER OTHER CONTRACTS.

                 The Borrowing Corporation will comply and perform all covenants, terms and conditions of all other contracts which create a lien in favor of the BANK upon the property or properties that guarantee this credit facility and will notify the BANK of any omission or breach related thereto. It will also notify of any other material or substantial breach of any other contract with any other financial institution or government agency.

V.       NEGATIVE COVENANTS

         The Borrowing Corporation covenants and agrees as of the date hereof and until the full payment and discharge of the principal of and interest on the loan, unless the BANK shall otherwise consent in writing, that it will abstain from directly or indirectly doing the following:

         A-      Debt.

                 It will not incur, create, assume, or suffer to exist any debt or obligation for money borrowed secured by the assets offered as a guarantee of this credit facility, as specified on Schedule A herein, except in relation to:

                          1)      the notes relating to this credit facility;

                          2) debt or obligations incurred in good faith in the ordinary course of business;

                          3) debt and obligations for lines of credit for working capital under the terms and conditions previously approved in writing by the BANK.

         B-      SALE OF ASSETS.

                 1) Without the previous consent of the BANK, which consent shall not be unreasonably withheld, it will not sell, transfer or dispose in any form of all or substantially all of its
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                                      -10-

                          property and/or assets, except for transfers or sales to corporations affiliated or controlled by the Borrowing Corporation and/or transactions performed in the ordinary course of business.

         C-      CARE OF THE PROPERTY.

                 It will not neglect or abandon its properties or allow that any edification or improvement on such property be removed, demolished or that its structure be totally or partially altered in a substantially adverse manner, or that any real or personal property be removed or destroyed; nor will it allow any act which would diminish the value of its properties.

VI.      EVENTS OF DEFAULT

         Any of the following events will constitute an event of default under the terms of this Contract:

         A- If any representation made by the Borrowing Corporation to the BANK in this Contract or in any of the supplemental legal documents, or if any financial statement, report or certification offered by the Borrowing Corporation to the BANK in relation to this credit transaction shall prove to have been false or deceitful at the time it is delivered or it is made.

         B- The failure to pay principal and interest or any penalties, if such exist, on their maturity date or due to an acceleration according to the terms and conditions of this credit facility or of any of the legal documents involved and/or related to this Contract.

         C- The failure by the Borrowing Corporation to pay any debt or obligation on its maturity date, or to perform or fulfill any obligation assumed or incurred in relation to this facility or any other additional loan or credit facility (existing or to be granted) extended by the BANK to the Borrowing Corporation and/or any of its affiliates or subsidiaries, if the effect of such failure to perform or fulfill an obligation results in the acceleration of payment of such obligation, allowing the BANK to declare such debt due before its agreed term, or the failure to pay upon maturity of all debt or obligation.
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                                      -11-

         D- The Borrowing Corporation's failure to perform and fulfill, or the violation of, any of the terms, covenants and conditions agreed upon with the BANK in Articles IV and V of this Contract.

         E- The material nonperformance by the Borrowing Corporation or by any of its affiliates or subsidiaries of, or the violation of, any of the terms, covenants and conditions agreed upon in this Contract and/or in any loan agreement with any third party and/or with any other financial institution and/or in any other loan agreement or credit facility between the BANK and any of its subsidiaries or affiliates.

         F- If the Borrowing Corporation and/or any of its subsidiaries or affiliates were to become insolvent or unable to pay their debts as they become due, or if they were to voluntarily file a bankruptcy petition for reorganization or liquidation, or to request relief from their debts and obligations under any law, or to file an answer in or give their consent to any insolvency, reorganization or other proceedings, seeking relief from debts or they were to be involved in involuntary bankruptcy proceedings brought against them by their creditors, of if they were declared bankrupt or if they were declared insolvent by any court with competent subject matter jurisdiction or if they were to assign their assets to their creditors or a representative of their creditors or if they do not bond or achieve the dismissal of any embargo or voluntary bankruptcy or receivership proceeding against them within a term of thirty days from its filing, or if they were to suspend operations for more than thirty (30) days or if they were to permanently discontinue their operations as a going concern.

         G- If against the Borrowing Corporation or any of its subsidiaries or affiliates a final judgment of over $2,500,000.00 was entered and such judgment was not paid within thirty (30) days from the date when such judgment became final, firm and enforceable.

         H- The omission by the Borrowing Corporation or any of its affiliates and subsidiaries of procuring, obtaining and maintaining the effectiveness of any approval, permit, license, or governmental concession which is required of it to continuously and without interruption operate its primary commercial activities and deliver its services.

         I- If any court of competent subject matter jurisdiction were to issue a provisional or permanent injunction order against the Corporation and/or any of its subsidiaries or affiliates prohibiting their business operations.

         J- The failure by the Borrowing Corporation and/or any of its subsidiaries and affiliates to remedy or cure within a term of thirty (30) days from its occurrence, after written notification from the BANK, any breach of the terms, covenants and conditions of this Contract not related to the obligation to pay which are strictly due upon their maturity as agreed.

         Upon the occurrence of any of the events of default stated in this Article and/or in any other part of this Contract, and if such breach is not cured and remedied within a term of thirty (30) days after the written notification of the BANK, without the need for further filing, protest, claim, notification or any kind of notice, which the Borrowing Corporation does hereby waive, the BANK according to its own discretion will be able to:

         a) proceed to claim payment of the unpaid balance and foreclose any lien or mortgage that guarantees its payment until it obtains a judicial decree which orders the sale through public auction of such collateral property to pay a court judgment entered in its favor;

         b) file any judicial proceeding requesting specific performance of any term, covenant or condition of this Contract or of any of the documents which are part of it or an injunction to keep the Borrowing Corporation from violating any of such the terms, covenants or conditions;

         c) initiate a judicial proceeding to gain possession of and operate and manage through a receiver, pursuant to a court order, the properties offered to the Bank as guarantee and to collect through the receivership any rent, income or benefit that such properties produce; or

         d) enforce any other remedy to which the BANK is entitled to under the laws of the Commonwealth of Puerto Rico.

VII.     MISCELLANEOUS PROVISIONS

         A-      LEGAL DOCUMENTS.

                 For purposes of this Contract, the terms legal documents, supplemental documents and other docu-
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                                      -13-

                 ments shall mean this Contract and/or any other document related to this Contract and/or with any other contract executed by the BANK with any of the subsidiaries or affiliates of the Borrowing Corporation.

         B-      WAIVERS AND ADDITIONAL REMEDIES.

                 No delay on the part of the BANK to exercise any right, power or remedy that it may have pursuant to the terms of this Contract or any of the other documents which supplement it, shall operate as a waiver thereof, including but not limited to, the right to setoff. The remedies afforded to the BANK in this Contract and the supplemental legal documents shall be in addition to all other remedies available at law.

         C-      AMENDMENTS

                 No amendment, notification, termination or waiver of any of the provisions of this Contract, of the notes, guaranty agreement, assignment and any other legal document which supplements them, will be valid or enforceable unless it is in writing and duly executed by authorized officers of the BANK and under such circumstances such waiver, or consent will be legally valid and enforceable only with respect to the specific purpose for which it was executed.

         D-      NOTICES.

                 All notifications, claims, demands, or other communication required by this Contract and/or the legal documents, shall be in writing and sent by mail or personally delivered to the following addresses:

                 First Financial Caribbean Corporation
                 Avenida F.D. Roosevelt Ncmero 1159
                 Puerto Nuevo, Puerto Rico 00920

                 Banco Santander Puerto Rico,
                 G.P.O. Box 362589
                 San Juan, Puerto Rico 00936-2589

         E-      APPLICABLE LAW.

                 This Contract and any of the legal documents which are part of it will be construed in accordance with the laws of the Commonwealth of Puerto Rico.

         F-      SUCCESSORS AND ASSIGNS.

                 The covenants and agreements contained herein will bind and benefit the parties hereto and their respective successors, executors, administrators, and assigns.

         G-      NUMBER AND GENDER.

                 The use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of pronouns in any gender shall include the other genders.

         H-      SEVERABILITY.

                 Any provision of this Contract or any of the legal documents which shall be determined to be contrary to any law or public policy shall be deemed never to have constituted part of this agreement and it shall not in any form invalidate the remaining parts of this Contract and/or the legal documents.

         I-      HEADINGS AND DESCRIPTIONS.

                 The headings and descriptions of the particular provisions of this Contract are only inserted to facilitate its lecture, and not with the purpose that they have any special meaning or aid in the interpretation of the provision.

         J-      COSTS AND EXPENSES.

                 The legal costs of the preparation of this Contract and the legal documents for the closing of this credit transaction will be the responsibility of the Borrowing Corporation and will be paid directly by the BANK to the office of Gonzalez Oliver, Correa Calzada, Collazo Salazar, Herrero & Jimenez.

         K-      ACCELERATED MATURITY.

                 Any breach of the terms and conditions of this Contract by the Borrowing Corporation will accelerate the maturity of the obligations agreed to hereby, as well as of all obligations entered into by its affiliates and subsidiaries with the BANK.

         L-      ADVANCED PAYMENTS.

                 The Borrowing Corporation shall be able to make at any time advanced payments to be credited to the unpaid balance of the obligations assumed under this Contract without paying any penalty.

         All other terms and conditions of the loan are included in the supplemental documents which constitute part of the closing of this transaction.

         The parties executing this contract shall keep the terms and conditions and the disclosed information in strict confidentiality.

         Please indicate your acceptance of the terms included herein, by signing and returning a copy of this communication.

                                                      Cordially,

                                               BANCO SANTANDER PUERTO RICO
                                               P.O. Box 362589
                                               San Juan, Puerto Rico 00936-2589
                                               /s/ E. Belendez Soltero

AGREED AND ACCEPTED:

FIRST FINANCIAL CARIBBEAN
CORPORATION


   /s/ Mario S. Levis
------------------------------
         Mario S. Levis
Vice President and Treasurer

                                 EXHIBIT "A"


                               COLLATERAL NOTE


VALUE:                                             DUE DATE:


         FOR VALUE RECEIVED, the undersigned, jointly and severally promises to pay to BANCO SANTANDER PUERTO RICO, (hereinafter referred to as the "Bank"), or its order, at San Juan, Puerto Rico, the principal sum of

( $    ) in legal tender of the United States of America with annual interest thereon from the date hereof until full payment at a rate equivalent to One Hundred Fifty (150) basis points floating in excess of the net cost to Lender of Eligible Funds as this term is defined in Regulation 5105 issued by the Commissioner of Financial Institutions, provided said funds are available at Banco Santander Puerto Rico, and provided further that the use of the funds by Borrower are considered eligible activity ("actividad elegible") under the then prevailing regulations. Net cost to Lender will be determined and adjusted every ninety (90) days. In the event that Eligible Funds are not available at Banco Santander Puerto Rico or in the event that the use of funds by Borrower are not considered eligible activity ("actividad elegible") under the then prevailing regulations, the annual rate of interest on the advances to be made by Lender to Borrower shall then be the Prime Rate of interest established from time to time by Citibank, N.A. in the city of New York. The Lender will notify the Borrower if Eligible Funds are not available prior to the adjustment of the interest rate as indicated above. Notwithstanding the hereinbefore stated rate of interest payable hereunder, interest at the rate of Two point Twenty Five Percent (2.25%) per annum will be paid on the portion of the principal outstanding balance of the Loan, which shall be equal to the average monthly balance of the Loan, which shall be equal to the average monthly balance of certain non-interest bearing escrow accounts maintained by Borrower with Lender. Interest shall be payable on the last day of each month on so much funds as may have been advanced and remain unpaid, on a basis of years of 360 days. So long as the applicable rate of interest is based on the net cost to the Bank of Eligible Funds, the Bank shall give written notice to the undersigned of the applicable rate of interest on or before the fifth (5th) day of the corresponding month. Interest shall be payable on the last day of each month on so much funds as may have been advanced and remain unpaid, on a basis of years of 360 days.

         In the event of judicial process to enforce payment of this note, the undersigned consents to the venue of the San Juan Sections of the Commonwealth Courts and agrees to pay jointly and severally all costs, expenses and disbursements arising from such process, plus attorney's fees for the holder in an amount equivalent to Five Percent of the original principal amount hereof.

         The undersigned waives notice of nonpayment, presentment, demand of payment and protest.

         The Bank may declare this note due before maturity upon the occurrence of any of the events of default set forth in a Warehousing Loan Agreement entered into by the undersigned and the Bank on the day of

         As security for the payment of this note, as well as any other note, loan, debt, indebtedness or liability of the undersigned to the Bank due or not due, present or future, the undersigned has pledged to the Bank on this date the mortgage notes which are particularly described in Warehousing Schedule Number a copy of which is made a part hereof and annexed herewith.

         The undersigned expressly authorizes and empowers the Bank at its option, at any time, to appropriate and apply to the payment of this note and/or any other obligation(s) now existing or hereafter arising of the undersigned to the Bank, any and all monies now or hereafter in the hands of the Bank on deposit or otherwise to the credit of or belonging to the undersigned.

         The rate of interest of this Note after maturity is subject to the provisions of Section 2.2 of Article 2 of the Warehousing Loan Agreement dated

         San Juan, Puerto Rico, this  day of    19  .


                                           FIRST FINANCIAL CARIBBEAN CORPORATION




                                           -------------------------------------
                                           By:

                                  EXHIBIT "B"

                                PLEDGE AGREEMENT


         Contract of Pledge entered into between BANCO SANTANDER PUERTO RICO, (hereinafter called the "Bank"), and FIRST FINANCIAL CARIBBEAN CORPORATION (hereinafter called the "Client").

         1. The Client hereby acknowledges and confesses that it is indebted to the Bank in the amount of and as security for the payment of said debt or any other debt, present or future, including interest thereon, as well as for the payment of any obligation or liability, direct or contingent, of the Client to the Bank, due or to become due, whether now existing or hereafter arising, deposits and pledges with said Bank the property hereinbelow described.

         2. The Client agrees to deliver to the Bank additional collateral security acceptable to the Bank, or to make payments on account to its satisfaction, should the market value of all such collateral held by the Bank at any time suffer any decline, provided, however, that at no time shall the market value of the collateral held by the Bank hereunder shall exceed the amount of the indebtedness, of the client.

         3. The Client hereby gives to the Bank a lien for the amount of all such obligations and liabilities upon all securities or other property now or at any time hereafter given unto or left in the possession of the Bank by the Client, whether for the express purpose of being used by the Bank as collateral security, or for any other or different purpose, and also upon any balance of the deposit amount of the Client with the Bank.

         4. On the non-performance of the promise embodied in paragraph 2 hereof, or upon the non-payment of any of the obligations or liabilities above mentioned, or upon the failure of the Client forthwith with or without notice, to furnish satisfactory additional collateral, or to make payments on account, in case of decline, as aforesaid, or in case of insolvency, bankruptcy or failure in business of the Client, then, in any such event, all obligations and liabilities, direct or contingent, of the Client to the Bank shall forthwith become due and payable without demand or notice; and full power and authority are hereby given to the Bank to sell, assign and deliver, either as a whole or in separate lots or parcels, any and all securities or other property held by it as collateral hereunder, or any substitute therefor, or any addition, thereto, or any other securities or property given unto or left in the possession of the Bank by the Client, whether for the express purpose of being used by the Bank as collateral security, or for any other or different purpose, or in transit to or from the Bank, by mail or carrier, for any of the said purposes, at public sale, without demand, which is hereby expressly waived.

         5. In case of any sale or other disposition of any property aforesaid after deducting all costs and expenses of every kind for collection, sale or delivery, the Bank may apply the residue of the proceeds of the sale or sales so made on account of one or more or all of the said obligations or liabilities to it, making proper rebate for interest on obligations or liabilities not then due, and returning the overplus, if any to the Client, who agrees to be and remain liable to the Bank for any deficiency arising upon such sale or sales.

         6. At any such sale, the Bank may itself purchase the whole or any part of the property sold, free from any right of redemption on the part of the Client, which is hereby waived and released, and in the event of the purchase of any such property by the Bank, the purchase price thereof, less the fees and expenses of the sale, shall be credited and applied on the indebtedness or obligations of the Client to the Bank, the Client remaining liable for any deficiency and hereby waiving any provision of law giving him a right to a full discharge of his obligation as it pertains such deficiency.

         7. The citation that must be made to the Client, and to the owner of the pledge, in a proper case, in order to alienate the pledge, will be made personally to them or in any other legal manner, at the option of the Bank.

         8. The sale shall take place in San Juan, Puerto Rico, or at any other place within the island of Puerto Rico chosen by the Bank.

         9. The Client hereby authorizes and empowers the Bank, at its option, at any time, to appropriate and apply to the pro tanto payment and extinguishment of any of the obligations or liabilities hereinbefore referred to, whether now existing or hereafter contracted, any and all moneys now or hereafter in the hands of the Bank, on deposit or otherwise, to the credit of or belonging to the Client.

         10. The Bank is hereby empowered to collect the interest, dividends, or rent of the property pledged, and at its option to apply the amount so collected on account of any expenses incurred in connection therewith or of any other indebtedness or obligations of the Client to the Bank, either principal or interest.

         11. The Bank may transfer the note or notes representing the Client's obligation to said Bank, and deliver the said collateral security or any part thereof to the transferee or transferees, who shall thereupon become vested with all the powers and rights above given to the Bank in respect thereto; and the Bank shall thereafter be forever relieved and fully discharged responsibility in the matter.

         12. No delay on the part of the holder hereof, in exercising any rights hereunder, shall operate as a waiver of such rights.

         13. In case of litigation, the Client agrees to submit and hereby submits to the jurisdiction of the

         Court in Puerto Rico which the Bank may select, the Client expressly waiving any right he may have to be sued in the Court of his domicile. The Client furthermore agrees to pay all costs and expenses, including attorneys' fees, incurred by the Bank in connection with said litigation, and authorizes the Bank to reimburse itself, from the proceeds for the property herein pledged.

         14.     The property pledged is as follows:

        See Schedule No. _________ attached hereto and made part hereof.

BANCO SANTANDER PUERTO RICO                    FIRST FINANCIAL CARIBBEAN
                                               CORPORATION


----------------------------------             --------------------------------



----------------------------------


Affidavit Number
                 -----------------

         Subscribed and acknowledged to before me by

                                  EXHIBIT "C"


              INSTRUMENTS AND DOCUMENTS TO BE DELIVERED IN PLEDGE


         The instruments and documents delivered in pledged under the Agreement of which this Exhibit forms a part shall be satisfactory in form and substance to Lender, shall include all instruments and documents required to give Lender full and effective security in accordance with the provisions of the agreement, and in the case of each mortgage shall include, but shall not be limited to:

         (1) Original of Note subscribed by the owner of the mortgaged premises and payable to the order of Borrower endorsed in blank by Borrower. In all FHA and VA cases, the Note shall bear the endorsement of FHA or in the event the Note has not been endorsed, a certification acceptable to Lender that an FHA Mortgage Insurance Certificate has been applied for and will be delivered to Lender within 90 days, if not, Borrower will repay funds advanced by Lender under that specific Note.

         (2) Simple copy of the deed of Mortgage securing the Note referred to in (1) above, attested as a true copy by the Notary Public before whom it was executed.

         (3) Within 45 days, evidence acceptable to Lender that a certified copy of the mortgage deed referred to in (2) above has been duly presented for recordation at the corresponding Registry of the Property.

         (4) Within 5 days, original Policy of Title Insurance in form and substance acceptable to the Lender, naming Lender as an insured thereunder either directly or by endorsement and certifying that the mortgage deed has been filed for recording. Said Title Insurance Policy issued by a title insurance company acceptable to Lender for the full amount of the mortgage, shall be dated on or be effective as of the date of the final advance under the mortgage and not earlier than the date the mortgage was presented for recording and in all FHA and VA Mortgage shall contain all affirmative insurance required by FHA or VA, as the case may be, and all affirmative insurance required by the firm purchase commitment and only such exceptions as are permitted in regulations and releases of FHA or Va, as the case may be, or as may be approved in writing by Lender and the financial institution which issued the mortgage purchase commitment. Whenever exceptions to the title insurance may be permitted in accordance with the provisions of this subdivision (4), such exceptions shall be covered by affirmative insurance as noted below:

         Exceptions:                 Affirmative Insurance
         ----------                  ---------------------

         Easements                   Insurance that there are no encroachments
         ---------                   on that portion of the land subject to
                                     such easements, or if there are any such encroachments, insurance against damage to encroachments, insurance against damage to existing improvements, including lawn, shrubbery or trees encroaching thereon, whenever such damage may be occasioned by the exercise of the right to use such easement.

         Covenants,                  (a)      Insurance that they are not
         ---------                   violated and or, if violated, insurance
         conditions                  against damages or injunctive relief for
         ----------                  such violation, and;
         and restrictions
         ----------------            (b)      Insurance that any future
                                     violation will not result in loss or
                                     impairment of the lien of the mortgage or of title to the land if acquired in satisfaction of the mortgage debt, and;

                                     (c)      Insurance against unmarketability
                                     of title occasioned by any violations
                                     occurring prior to acquisition of title by the insured.

         Encroachments               Insurance against damage by reason of any
         -------------               final court order or judgment requiring
                                     removal of any encroachment from lands,
                                     streets or alleys adjoining the subject
                                     land.


         (5)     Schedule of loans pledged in such forms as Lender may require.

         (6) Notwithstanding anything to the contrary herein contained, the Borrower shall deliver to Lender, at the time each mortgage note is pledged, interim policy of title insurance insuring Lender that upon presentation of the corresponding deed of mortgage of said mortgage shall constitute a valid first lien on the mortgaged premises.

         (7) Certificate to the effect that all first mortgages financed through this Warehousing Loan Agreement qualify as eligible activity ("actividad elegible"), as this term is defined in Regulation 5105 issued by the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico.

         (8) Within 90 days, one of any of the following: (a) a copy of FHA or VA insurance commitment, as applicable, for each Mortgage pledged;
         (b) HUD Form 92800-5, conditional commitment for Mortgage Insurance; or (c) HUD Form 92900-4, Firm Commitment for Mortgage Insurance.

                              ASSIGNMENT AGREEMENT

         THIS ASSIGNMENT AGREEMENT, made this 10th day of October------ 1995, by and between FIRST FINANCIAL CARIBBEAN CORPORATION, a Puerto Rico corporation (herein called the "Assignor"), and BANCO SANTANDER PUERTO RICO, a Puerto Rico banking corporation (herein called the "Assignee").


                                  WITNESSETH:

         WHEREAS, the Assignor has requested the Assignee to make a Loan (the "Loan") in the aggregate amount of NINE MILLION EIGHT HUNDRED EIGHTY FIVE THOUSAND DOLLARS ($9,885,000.00) dated on even date herewith (the "Loan Agreement");

         WHEREAS, the Assignee has agreed to make such Loan available, and to provide for the requested credit facility, for the Borrower upon the terms and subject to the conditions contained in the Loan Agreement;

         WHEREAS, it is a condition precedent to the making and maintaining of the Loan by the Assignee pursuant to the Loan Agreement that the Assignor shall have executed and delivered to the Assignee an agreement assigning to the Assignee all of the Assignor's right, title and interest in and to the Assigned Agreements (as hereinafter defined);

         NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Assignee to make and maintain the Loan pursuant to the Loan Agreement, the Assignor hereby agrees with the Assignee as follows:

         1.      DEFINITIONS.

         Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Agreement that are defined in the Loan Agreement and that are not otherwise defined herein shall have the meanings herein as set forth therein.

         2.      ASSIGNMENT.

         The Assignor hereby assigns, transfers and sets over to the Assignee all of the Assignor's right, title and interest in and to the agreements, proceeds, securities and contracts listed in the list attached hereto as
Schedule I, as such agreements, securities, proceeds and contracts may be amended or otherwise modified from time to time (hereinafter collectively referred to as the "Assigned Agreements"), including, without limitation (i) all rights of the Assignor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Assignor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of the Assignor for damages arising out of or for breach of or default under the Assigned Agreements, (iv) the right of the Assignor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (v) to the extent not included in the foregoing, all proceeds of the Assigned Agreements.

         3.      SECURITY FOR OBLIGATIONS.

         This Agreement shall not be deemed to constitute an absolute assignment of the Assignor's right, title and interest in and to the Assigned Agreements, but an assignment as collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

         3.1. all loans, advances, debts, liabilities, obligations, covenants and duties owing by Assignor to the Assignee, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under this Agreement or under the Note or under any other agreement, instrument or document, whether or not for the payment of money, loan, lease, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, but without limitation, all interest, charges, expenses, fees, attorneys fees and any other agreement with the Assignee.


         3.2. the due performance and observance by the Assignor of all of the other obligations from time to time existing in respect of the Collateral.


         The Assignee shall not be entitled to exercise its rights hereunder unless and until an Event of Default resulting in acceleration of the repayment of the Obligations shall have occurred. Thereupon, the assignment of the Assigned Agreements hereunder shall become effective automatically, without necessity of any further act by the Assignee.


         4.      REPRESENTATIONS AND WARRANTIES.

The Assignor represents and warrants as follows:


         4.1. The Assigned Agreements set forth the entire agreement and understanding of the parties thereto relating to the subject matter thereof, and there are no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of the Assignor in respect thereof.

         4.2. The Assignor owns the Assigned Agreements free and clear of any lien, or other charge or encumbrance, except for (i) the lien created by this Agreement, and (ii) the liens and other encumbrances described in Schedule II hereto. No statement of assignment or other agreement similar in effect covering all or any part of the Assigned Agreements is on file in any sections of the Registry of Property of Puerto Rico, except (i) such as may have been filed in favor of the Assignee relating to this Agreement, or (ii) such as may have been filed to perfect any lien or encumbrance described in Schedule II hereto.

         4.3. The exercise by the Assignee of any of their rights and remedies hereunder will not contravene law or any contractual restriction binding on or affecting the Assignor or any of its properties and will not result in or require the creation of any lien, or other charge or encumbrance upon or with respect to any of its properties.

         4.4. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or other regulatory body is required for (i) the assignment by the Assignor to the Assignee of all of the Assignor's rights, title and interest in and to the Assigned Agreements and the perfection of the lien purported to be created hereby in the Assigned Agreements, or (ii) the exercise by any of the Assignee of any of its rights and remedies hereunder.

         4.5. The chief place of business and chief executive office of the Assignor and the office where the Assignor keeps its records concerning the Assigned Agreements, and the original copies of the Assigned Agreements, are located at the address specified for the Assignor in

         Schedule I hereto. The Assigned Agreements are not evidenced by a promissory note or other instrument.

         4.6. This Agreement creates a valid lien in favor of the Assignee in the Assigned Agreements as security for the Loan.

         4.7. Upon the request of Assignee, the Assignor shall deliver to the Assignee complete and correct copies of each Assigned Agreement described in Schedule I hereto, including all schedules and exhibits thereto, and there will be no other agreements, arrangements or understandings, written or oral, relating to the matters covered thereby or the rights of the Assignor in respect thereof. Each Assigned Agreement is the legal, valid and binding obligation of the obligor thereunder, enforceable against such party in accordance with its terms. No default thereunder by the Assignor or the obligor has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any such parties.

         4.8. The Assignor will comply with all Federal, state, and local laws, and regulations affecting the Assigned Agreement, including, without limitation, laws and regulations of the Commonwealth of Puerto Rico.

         5.      COVENANTS.

         So long as the Loan shall remain outstanding, unless the Assignee shall otherwise consent in writing:

         5.1. The Assignor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Assignee may request in order (i) to perfect and protect the lien purported to be created hereby, (ii) to enable the Assignee to exercise and enforce its rights and remedies hereunder in respect of the Assigned Agreements, or (iii) to otherwise effect the purposes of this Agreement.

         5.2. Without limiting the generality of the foregoing, the Assignor will (i) if any of the Assigned Agreements shall be evidenced by a promissory note or other instrument, deliver and pledge to the Assignee hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Assignee, and (ii) execute and file such instruments or notices as may be necessary or desirable, or as the Assignee may request, in order to perfect and preserve the assignment granted or purported to be granted hereby.

         5.3. The Assignor will not (i) sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any of the Assigned Agreements, or (ii) create or suffer to exist any lien, attachment, or other charge or encumbrance upon or with respect to the Assigned Agreements except for the lien created hereby.

         5.4. The Assignor will (i) give the Agent prompt notice of any change in the Assignor's name, identity or corporate structure, (ii) keep its principal place of business and principal executive office and the office where the Assigned Agreements are located at the location(s) specified in Schedule III hereto, and (iii) keep adequate records concerning the Assigned Agreements and permit representatives of the Assignee at any time during business hours to inspect such records, the Assigned Agreements and make copies thereof, subject to the confidentiality provisions of the Loan Agreement.

         5.5. The Assignor will collect, at Assignee expense, all amounts due or to become due under the Assigned Agreements. In connection with such collections, the Assignor may (and, at the Assignee's direction, will) take such action as the Assignor or the Assignee may deem necessary or advisable to enforce collection or performance of the Assigned Agreements; provided, however, that the Assignee shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, and upon written notice to the Assignor of its intention to do so, to notify the account debtors or obligors under the Assigned Agreements of the assignment of the Assigned Agreements to the Assignee and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Assignor thereunder directly to the Assignee and, upon notification, and at the expense of the Assignor and to the extent permitted by law, to enforce collection of the amounts due or to become due under the Assigned Agreements and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Assignor might have done. After receipt by the Assignor of the notice from the Assignee referred to in the proviso to the immediately preceding sentence, (i) all amounts and proceeds (including instruments) received by the Assignor in respect of the Assigned Agreements shall be received in trust for the benefit of the Assignee hereunder, will be segregated from other funds of the Assignor and will be forthwith paid over to the Assignee in the same form as so received (with any necessary indorsement) to be held as cash collateral and either

         (A) released to the Assignor so long as no Event of Default shall have occurred and be continuing, or (B) if any Event of Default shall have occurred and be continuing, applied as specified in subsection 7.3 hereof, and (iii) the Assignor will not adjust, settle or compromise the amount or payment under any Assigned Agreements or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon.

         5.6. Upon the occurrence and during the continuance of any breach or default under the Assigned Agreements by any party thereto other than the Assignor, (i) the Assignor will, promptly after obtaining knowledge thereof, give Assignor written notice of the nature and duration thereof, specifying what action, if any, it has taken and proposes to take with respect thereto, (ii) the Assignor will not, without the prior written consent of the Assignee, declare or waive any such breach or default or affirmatively consent to the cure thereof or exercise any of its remedies in respect thereof, and (iii) the Assignor will, upon written instructions from the Assignee and at the Assignor's expense, take such action as the Assignee may deem necessary or advisable in respect thereof.

         5.7. The Assignor will, at its expense, promptly deliver to the Assignee a copy of each notice or other communication received by it by which any other party to the Assigned Agreements purports to exercise any of its rights or affect any of its obligations thereunder, together with a copy of any reply by the Assignor thereto.

         5.8. The Assignor will not, without the prior written consent of the Assignee, cancel, terminate, amend, modify, or waive any provision of, the Assigned Agreements.

         5.9. Any balance of amounts received hereunder from any obligor under any of the Assigned Agreements after payment of the Loan, shall be paid by the Assignee to the persons entitled thereto under the terms of each Assigned Agreement as if this Agreement had not been executed.

         5.10. The obligors under the Assigned Agreements are hereby authorized to recognize the Assignee's claims to rights hereunder without investigating the reason for any action taken by the Assignee, or the validity or the amount of the Loan or the existence of any default therein, or the application to be made by any of the Assignee of any amounts to be paid to the Assignee. The sole signature of the Assignee shall be sufficient for the exercise of any rights under the Assigned Agreements and the sole receipt of the Assignee for any sums received shall be a full discharge and release therefor to the obligors under the Assigned Agreements. Upon the occurrence of an event of default hereunder on the part of Assignor, checks for all or any part of the sums payable under any Assigned Agreements shall be drawn to the exclusive order of the Assignee if, when, and in such amounts as may be requested by the Assignee.

         5.11. The exercise of any right, option, privilege or power given herein to the Assignee shall be at the option of the Assignee, acting on the instructions of any of the Assignee, but the Assignee may exercise any such right, option, privilege or power without notice to, or assent by, or affecting the liability of, or releasing any interest hereby assigned by the Assignor.

         6. ADDITIONAL PROVISIONS CONCERNING THE ASSIGNED AGREEMENTS.

         6.1. The Assignor hereby irrevocably appoints the Assignee or any successor Assignee as the Assignor's attorney-in-fact and proxy, with full authority in the place and stead of the Assignor and in the name of the Assignor or otherwise, from time to time in the Assignee's discretion, to take any action and to execute any instrument that the Assignee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipt for moneys due and to become due under or in respect of any of the Assigned Agreements, (ii) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above, (iii) to file any claims or take any action or institute any proceedings which the Assignee may deem necessary or desirable for the collection of any sums due under any of the Assigned Agreements or otherwise to enforce the rights of the Assignee with respect to any of the Assigned Agreements, (iv) to endorse the Assignor's name on any checks, notes, acceptances, money orders, drafts or other terms of payment or security that may come into the Assignee's possession, (v) to sign the Assignor's name on any notices of assignment and other public records, on verifications of accounts and on notices to customers, (vi) to notify the post office authorities to change the address for delivery of the Assignor's mail to an address designated by the Assignee, (vii) to receive, open and dispose of all mail addressed to the Assignor, and (viii) to do all things necessary to carry out this Agreement. This power, being coupled with an interest, is irrevocable so long as the Loan remains unpaid.

         The Assignor hereby ratifies and approves all acts of the Assignee pursuant to this subsection 6.1, other than those constituting acts of gross negligence or willful misconduct. The Assignee will not be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except claims, losses or liabilities resulting solely or directly from the Assignee's gross negligence or willful misconduct.

         6.2. If the Assignor fails to perform any agreement contained herein, the Assignee may perform, or cause performance of, such agreement or obligation, and the expenses of the Assignee incurred in connection therewith shall be payable by the Assignor pursuant to subsection 8.2 hereof.

         The powers conferred on the Assignee hereunder are solely to protect the Assignee's interest in the Assigned Agreements and shall not impose any duty upon the Assignment to exercise any such powers. Except for the safe custody of any Assigned Agreements in their possession and the accounting for moneys actually received by them hereunder, the Assignee shall not have any duty to any of the obligors under the Assigned Agreements or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any of the Assigned Agreements.

         6.3. Anything herein to the contrary notwithstanding, (i) the Assignor shall remain liable under the Assigned Agreements to the extent set forth therein to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the

         Assignee of any of its rights hereunder shall not release the Assignor from any of its obligations under the Assigned Agreements, and (iii) neither the Assignee shall have any obligation or liability by reason of this Agreement under the Assigned Agreements, nor shall the Assignee be obligated to perform any of the obligations or duties of the Assignor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

7. REMEDIES UPON DEFAULT.

         If any Event of Default resulting in acceleration of the repayment of the Loans shall have occurred and be continuing:

         7.1. The Assignee may exercise in respect of the Assigned Agreement, in addition to other rights and remedies provided for herein or otherwise available to it at law or in equity, all of the rights and remedies of an assignee on default under the laws of the Commonwealth of Puerto Rico.

         7.2. All payments received by the Assignor under or in connection with the Assigned Agreements shall be received in trust for the benefit of the Assignee, shall be segregated from other funds of the Assignor and shall be forthwith paid over to the Assignee in the same form as so received (with any necessary endorsement).

         7.3 Any and all cash proceeds received by the Assignee in respect of or collection from, or other realization upon, any of the Assigned Agreements may, in the discretion of any Assignee, be held by the Assignee as collateral for, and/or then or at any time thereafter applied

         (after payment of any amounts payable to the Assignee pursuant to subsection 8.2 hereof) in whole or in part by the Assignee against, all or any part of the Obligations in the following order or priorities:

                 first, to the Assignee, in an amount sufficient to pay in full the expenses of the Assignee in connection with such collection or other realization, including all expenses, liabilities and advances incurred or made by the Assignee in connection therewith, including, without limitation attorneys fees;

                 second, to the Assignee in an amount equal to the then unpaid principal of and accrued interest and prepayment premiums, if any, on the Loan; and

                 third, to the Assignee in an amount equal to any other Loan which are then unpaid.

         Any surplus of such cash or cash proceeds held by the Assignee and remaining after payment in full of all of the Loan shall be paid over to the Assignor or to such person as may be lawfully entitled to receive such surplus.

         7.4. In the event that the proceeds of any such collection or realization are insufficient to pay all amounts to which the Assignee are legally entitled, the Assignor shall be liable for the deficiency, together with interest thereon at the highest rate specified in any Note for interest on overdue principal thereof, or such other maximum rate as shall be fixed by applicable law together with the costs of collection and the reasonable fees of any attorneys, employed by the Assignee to collect such deficiency.

         8. INDEMNITY AND EXPENSES.
         8.1. In any suit, proceeding or action brought by the Assignee relating to any Assigned Agreement, or for any sum owing thereunder, or to enforce any provision of any Assigned Agreement, the Assignor will save, indemnify and keep the Assignee harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Assignor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Assignor, and all such obligations of the Assignor shall be and remain enforceable against and only against the Assignor and shall not be enforceable against the Assignee.

         8.2. Whether or not the transactions contemplated by this Agreement shall be consummated, the Assignor agrees to pay to the Assignee all out-of-pocket costs and expenses incurred in connection with this Agreement and all reasonable fees, expenses and disbursements, and the reasonable fees of the Assignee's agents or representatives, incurred in connection with the execution and delivery of this Agreement and the performance by the Assignee of the provisions of this Agreement and of any transactions effected in connection with this Agreement.

         8.3. The obligations of the Assignor under this Section 8 shall survive the termination of this Agreement.

         9. LIEN INTEREST ABSOLUTE.

         All rights and interests of the Assignee and the lien constituted hereunder, and all agreements and obligations of the Assignor hereunder, shall be absolute and unconditional, irrespective of:

         9.1. any lack of validity or enforceability of the Loan Agreement, the Note, or any other agreement or instrument relating thereto, so long as the Loan remains unpaid and outstanding;

         9.2. any change in the time, manner or place of payment of, or in any other term of, of the Loan, or any other amendment or waiver of or any consent to departure from any Collateral;

         9.3. any exchange, release or non-perfection of any lien on or security interest in, any (other than the Assigned Agreements), or any release or amendment or waiver of or consent to departure from any guaranty, for of the Loan; or

         9.4. any other circumstance that might otherwise constitute a defense available to, or discharge of, the Assignor in respect of the Loan or the Assignor in respect of this Agreement, to the extent permitted by law.

         10. NOTICES.

         Except as otherwise provided herein, any notice required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered three (3) days following deposit in the United States mails, with proper postage prepaid, and addressed to the party to be notified at the following addresses, or at such other address as each party may designate for itself by like notice, or on the date of delivery to either party at such address by hand delivery, telex, telegraph or facsimile transmitter:

         If to Assignee:  Banco Santander Puerto Rico
                          207 Ponce de Leon Avenue
                          Hato Rey, Puerto Rico

                          Attention:       Mr. Eli Belendez
                                           Vicepresident

         with a copy to:  Gonzalez Oliver, Correa Calzada,
                          Collazo Salazar, Herrero & Jimenez
                          P.O. Box 70212
                          San Juan, Puerto Rico 00936-8212

                          Attention: Manuel Correa Calzada, Esq.

         If to Assignor:  First Financial Caribbean Corporation
                          1159 F.D. Roosevelt Avenue
                          Puerto Nuevo, Puerto Rico 00920

                          Attention:       Mr. Mario S. Levis
                                           Authorized Agent

         11. MISCELLANEOUS.

         11.1. No amendment of any provisions of this Agreement shall be effective unless it is in writing and signed by the Assignor and the Assignee, and no waiver of any provision of this Agreement, and no consent to any departure by the Assignor therefrom, shall be effective unless it is in writing and signed by the Assignee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         11.2. No failure on the part of the Assignee to exercise, and no delay in exercising, any right hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Assignee provided herein and in the Loan Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

         11.3. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or un enforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any jurisdiction.

         11.4. This Agreement shall create a continuing lien on the Assigned Agreements and shall (i) remain in full force and effect until the payment in full or release after the termination date of the Loan, and
         (ii) be
         binding on the Assignor and its successors and assigns and shall inure,together with all rights and remedies of the Assignee hereunder, to the benefit of the Assignee and their successors, transferees and assigns.Without limiting the generality of clause (ii) of the immediately preceding sentence, the Assignee may assign or otherwise transfer its rights under any Note and any collateral to any other person, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Assignee herein or otherwise. None of the rights or obligations of the Assignor hereunder may be assigned or otherwise transferred without the prior written consent of the Assignee.

         11.5. Upon the satisfaction in full after the termination date of the Loan,(i) this Agreement and the lien created hereby shall terminate and all rights to the Assigned Agreements shall revert to the Assignor, and (ii)the Assignee will, upon the Assignor's request and at the Assignor's expense, execute and deliver to the Assignor such documents as the Assignor shall reasonably request to evidence such termination.

         11.6. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first above written.

FIRST FINANCIAL CARIBBEAN                  BANCO SANTANDER PUERTO
CORPORATION                                RICO


By: /s/ Mario S. Levis                     By: /s/ Eli Belendez
    ---------------------------------          -------------------------------
Name: Mario S. Levis                       Name: Eli Belendez
Title: Vicepresident & Treasurer           Title: Vicepresident

                                           By:
                                               -------------------------------
                                           Name:
                                           Title:

Affidavit Number:   24,199
                 ---------------

         Acknowledged and subscribed to before me by Mario S. Levis, of legal age, married and resident of San Juan, Puerto Rico as Vicepresident & Treasurer of First Financial Caribbean Corporation Mortgage Corp.; and by Eli Belendez, of legal age, single, and resident of Guaynabo, Puerto Rico, as Vicepresident of Banco Santander Puerto Rico, and by Eli Belendez Soltero y Priscilla Rodriguez Aviles both of legal age, single and married, property owners and residents of Guaynabo and Carolina, Puerto Rico respectivelly------------------------------- all of whom are personally known to me in San Juan, Puerto Rico, this 10 day of


                                                              NOTARY PUBLIC

                       SCHEDULE I TO ASSIGNMENT AGREEMENT

                               See attached list

                       FIRST FINANCIAL MORTGAGE TRUSTS
                  CLASS B CERTIFICATES (SUBORDINATED BONDS)


                    DESCRIPTION OF CERTIFICATES                 DESCRIPTION OF WHOLE LOAN COLLATERAL
                    ---------------------------                 ------------------------------------


                                   EXPECTED   EXPECTED                              ORIGINAL  FORECLOSURE
           COUPON   FACE VALUE   AVERAGE LIFE DURATION   WAC  AVERAGE LIFE   WAM      LTV       LOSSES
           ------   ----------   ------------ --------   ---  ------------   ---    --------  -----------
FFMT #2       7.40  $   565,355      6.92       4.67     9.06     5.24       13.17    60.85        0

FFMT #3       7.40      675,374      6.74       4.55     9.10     5.15       12.85    64.02        0

FFMT #4       7.00      708,787      6.41       4.43     9.21     3.63       13.00    61.81        0

FFMT #5       7.00    1,021,693      6.66       4.58     8.58     3.77       13.42    61.92        0

FFMT #6       6.75      306,626      6.81       4.81     8.33     3.78       14.00    63.19        0

FFMT #7       6.00      841,927      6.97       4.94     7.71     4.00       14.00    62.89        0

FFMT #8       6.25      692,366      7.47       5.20     7.43     3.49       14.29    63.84        0

FFMT #9       5.80    1,181,386      7.33       5.15     7.80     3.51       14.01    64.42        0

FFMT #10     6.385    1,315,119      7.65       5.26     7.70     3.79       14.82    64.43        0

FFMT #11      6.35    1,780,379      8.49       5.64     8.29     5.75       16.00    65.40        0

SMSC 95-1 FLOATING    2,105,772     15.01      11.76     8.56     5.60       18.50    66.80        0
                    -----------

                    $11,194,875
                    ===========


Notes:

1. FFMT = First Financial Mortgage Trust
2. SMSC = Structured Mortgage Securities Corp.

All mortgages in all of the above CMO's were originated by FFCC.

                      SCHEDULE II TO ASSIGNMENT AGREEMENT

                        Permitted Liens or Encumbrances

                                     None.

                      SCHEDULE III TO ASSIGNMENT AGREEMENT

1.       Principal Place of business:

         1159 F.D. Roosevelt Avenue
         Puerto Nuevo, Puerto Rico 00920

2.       Principal executive office:

         1159 F.D. Roosevelt Avenue
         Puerto Nuevo, Puerto Rico 00920

3.       Office where the Assigned Agreements are located:

         1159 F.D. Roosevelt Avenue
         Puerto Nuevo, Puerto Rico 00920

                                PLEDGE AGREEMENT

         PLEDGE AGREEMENT, executed this 10th day of October, 1995, by and between FIRST FINANCIAL CARIBBEAN CORPORATION (hereinafter the"Pledgor") and BANCO SANTANDER PUERTO RICO (hereinafter the "Bank").

                                   WITNESSETH

         1. PLEDGE.       As security for all of the obligations (the
"Obligations") arising under the Loan Agreement in the amount of NINE MILLION EIGHT HUNDRED EIGHTY FIVE THOUSAND DOLLARS ($9,885,000.00), between Pledgor, as Borrower, and the Bank as the Lender, dated October 10, 1995, copy of which is attached hereto (the "Loan Agreement"), Pledgor hereby delivers to the Bank in Pledge the Security identified in Exhibit "A" attached hereto and made a part hereof (the"Security").

         The Bank shall be entitled to hold the Security in pledge until payment in full of all of the obligations of Pledgor with the Bank under its credit facility in the amount of NINE MILLION EIGHT HUNDRED EIGHTY FIVE THOUSAND ($9,885,000.00). At any time after an Event of Default hereunder shall have occurred and while such Event of Default shall be continuing unremedied, the Bank shall be entitled, prior to notice to or demand upon the Pledgor, to foreclose the pledge. "Event of Default" as defined herein shall mean an Event of Default under the Loan Agreement hereinbefore mentioned or the default of any of Pledgor's obligations hereunder or under any other document related to this credit operation.

         2.  APPLICATION OF FUNDS.         Any amounts realized by the Bank
from the foreclosure of the Security shall be applied by the Bank toward the payment of the Obligations of the obligations of Pledgor with the Bank then outstanding, which application shall be made (1) to all reasonable costs and expenses of the Bank (including reasonable attorney's fees incurred in the collection and foreclosure of the Security, (2) so much of such amounts, if any, remaining, to the payment of the Obligations then outstanding. Any balance of such amounts remaining shall be distributed by the Bank to the Pledgor or to any other person or legal entity who may be legally entitled thereto.

         3.  LIMITATION OF RIGHTS.         The Bank herein acknowledges,
covenants and accepts that the rights of the Bank and its successors and assigns under this Agreement are limited by and subject to the terms and conditions of the Loan Agreement, between Pledgor and the Bank as hereinbefore mentioned.

4. MISCELLANEOUS.

         (a) Further Assurances. The Pledgor hereby agrees to promptly execute and deliver such additional agreements and instruments and to promptly take such additional action as the Bank may at any time and from time to time request in writing in order for the Bank to obtain the full benefits and rights granted or purported to be granted by this Pledge Agreement and Loan Agreement entered into by and between

Pledgor and the Bank of even date herewith and to fully and continually perfect the Security interests created hereby.

         (b) No Waiver: Cumulative Remedies. No failure on the part of the Bank in exercising any right, power or remedy hereunder or under the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under or in connection with the Loan Agreement. The remedies herein and in the Loan Agreement are cumulative and not exclusive of any remedies provided by law.

         (c) Amendments. No amendment, modification, termination or waiver of any provision of this Pledge Agreement, nor any consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Pledgor in any case shall entitled Pledgor to any other or further notice or demand in similar or other circumstances.

         (d) Costs. Expenses and Taxes. The Pledgor agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Bank in connection with the administration of this Agreement and all other instruments and documents to be delivered in connection therewith, including the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and of all costs and expenses (including legal fees). if any, incurred by the Bank in connection with the enforcement of this Agreement and all other instruments and documents to be delivered in connection therewith. In addition, the Pledgor shall pay any and all stamps and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and all other instruments and documents to be delivered in connection therewith.

         (e) Notices. Any notice required or permitted to be given under this Agreement must be in writing and either sent by certified or registered mail, or delivered by hand, in both instances return receipt requested, to the respective addresses of the parties stated in this Agreement, or to such other addresses as the parties may designate from time to time in accordance with the terms of this Paragraph. If to the Borrower, addressed to the attention of MR. MARIO S. LEVIS, or as to each party at such other address as shall be designated by such party in a written communications shall, when mailed, or telegraphed, be effective when sent.

         (f) Effectiveness of this Pledge Agreement; Binding Effect,
Assignment. This Pledge Agreement shall be binding upon and inure to the benefit of the Bank and its successors and assigns, and shall be binding upon the Pledgor and upon its successors and assigns.

         (g) Severability of Provisions. Any provision of this Pledge Agreement which is prohibited or unenforceable in Puerto Rico shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         (h) Headings. Section headings used in this Pledge Agreement are for convenience or reference only and do not constitute part of this Pledge Agreement for any other purpose.

         (i) Construction. This Pledge Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Puerto Rico and the Pledgor hereby submits to the exclusive jurisdiction of the San Juan Section of the Superior Court of Puerto Rico, for any and all controversies that may arise in connection with this Pledge Agreement or the instruments and/or transactions contemplated thereunder.

         IN WITNESS WHEREOF, the Parties hereto have caused this Pledge Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

BANCO SANTANDER PUERTO RICO                FIRST FINANCIAL CARIBBEAN
                                           CORPORATION


----------------------------------         ----------------------------------


----------------------------------


Affidavit Number   24,198
                 ------------


         Acknowledged and subscribed to before me by Mister Mario S. Levis, as Vice-President and Treasurer of First Financial Caribbean Corporation, of legal age, married and resident of San Juan, Puerto Rico; and by Eli Belendez Soltero and Priscilla Rodriguez Aviles-------------------------------------------------
both of legal age, single and married, property owners and residents of Guaynabo and Carolina, Puerto Rico respectivelly ----------------------- as Authorized Agents of Banco Santander Puerto Rico, personally known to me, at San Juan, Puerto Rico, this 10th day of October, 1995.


                                                     NOTARY PUBLIC